EXHIBIT 13.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) I, Kim Evans, CFO of PMI Ventures Ltd. (the "Company") hereby certify, to my knowledge, that:

The Company's Amended Annual Report on Form 20-F for the year ended December 31, 2003 ("Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ “Kim Evans”
Name: Kim Evans Title: CFO

Date: September 22, 2004

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.